Exhibit 10.14

THIS AMENDED AND RESTATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS AMENDED AND RESTATED NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount: $750,000	Dated as of March 29, 2022

This Amended and Restated Promissory Note (the “Amended and Restated Note”) by and between Content Creation Media LLC (the “Payee”) and International Media Acquisition Corp., a Delaware corporation (the “Maker”), amends and restates in its entirety and supersedes that certain Promissory Note by and between the Payee and the Maker dated as of January 14, 2022.

The Payee hereby promises to loan to the Maker, an aggregate amount of up to Seven Hundred and Fifty Thousand Dollars ($750,000) in three installments of (i) up to One Hundred and Ninety-Five Thousand Dollars ($195,000) prior to February 28, 2022, (ii) up to Three Hundred and Fifty-Five Thousand Dollars ($355,000) no later than April 30, 2022, and (iii) up to Two Hundred Thousand Dollars ($200,000) no later than June 30, 2022, upon the request by the Maker at the Maker’s discretion.  Upon making such loan, Maker promises to pay to the order of Payee the principal sum of Seven Hundred and Fifty Thousand Dollars ($750,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Amended and Restated Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Amended and Restated Note.

1.

Principal. The principal balance of this Amended and Restated Note shall be payable promptly after the date on which the Maker consummates an initial business combination (a “Business Combination”) with a target business (as described in the Maker’s intial public offering prospectus dated July 28, 2021 (the “Prospectus”)). The principal balance may be prepaid at any time.

2.	Interest. No interest shall accrue on the unpaid principal balance of this Amended and Restated Note.
3.

Non-Convertible; Non-Recourse. This Amended and Restated Note shall not be convertible into any securities of Maker, and Payee shall have no recourse with respect to the Payee’s ability to convert this Amended and Restated Note into any securities of Maker.

4.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Amended and Restated Note,

including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Amended and Restated Note.

5.	Events of Default. The following shall constitute an event of default (“Event of Default”):
(a)	Failure to Make Required Payments. Failure by Maker to pay the principal of this Amended and Restated Note within five (5) business days following the date when due.
(b)

Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)

Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.	Remedies.
(a)

Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to Maker, declare this Amended and Restated Note to be due immediately and payable, whereupon the unpaid principal amount of this Amended and Restated Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)

Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Amended and Restated Note, and all other sums payable with regard to this Amended and Restated Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7.

Waivers. Maker and all endorsers and guarantors of, and sureties for, this Amended and Restated Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Amended and Restated Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Amended and Restated Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8.

Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Amended and Restated Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Amended and Restated Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.

Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

International Media Acquisition Corp.
1604 US Highway 130
N Brunswick, NJ 08902

If to Payee:

Content Creation Media LLC
1604 US Highway 130
N Brunswick, NJ 08902

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10.	Construction. THIS AMENDED AND RESTATED NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.

Jurisdiction. The courts of the State of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of New York.

12.

Severability. Any provision contained in this Amended and Restated Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.

Trust Waiver. The Payee has been provided a copy of the Prospectus. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account in which the proceeds of the initial public offering (the “IPO”) conducted by the Maker and the proceeds of the sale of securities in a private placement that occurred prior to the effectiveness of the IPO, as described in greater detail in the Prospectus, were placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever.  If Maker does not consummate a Business Combination, this Amended and Restated Note shall be repaid only from amounts remaining outside of the trust account, if any.

14.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.
15.

Assignment. No assignment or transfer of this Amended and Restated Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

16.

Further Assurance. The Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Amended and Restated Note.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Amended and Restated Note to be duly executed on the day and year first above written.

INTERNATIONAL MEDIA ACQUISITION CORP.

By:	/s/ Vishwas Joshi
	Name:	Vishwas Joshi
	Title:	Chief Financial Officer

Accepted and Agreed:

CONTENT CREATION MEDIA LLC.

By:	/s/ Shibasish Sarkar
	Name:	Shibasish Sarkar
	Title:	Manager

[Signature Page to Amended and Restated Promissory Note]